Exhibit 10.2

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is entered into and made effective as of July 2, 2025 (the “Effective Date”), by and among SAFETY SHOT, INC., a Delaware corporation (the “Company”), and the holders of the Secured Convertible Notes issued on January 20, 2025, which was purchased from Biggar Capital LLC (the “Seller”) by Trajan Holdings LLC and Fried LLC (now, hereinafter referred to as, a “Holder” and collectively, the “Holders”).

WHEREAS, the Holders previously entered into that certain Securities Purchase Agreement dated June 20, 2025 (the “June Purchase Agreement”) with the Company wherein the Holders purchased certain securities from the Company including a (i) Secured Convertible Note in the principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) maturing on December 31, 2026 (the “Secured Convertible Note”), the outstanding principal and accrued interest of which were $1,768,525 as of July 1, 2025; and (ii) a convertible note in the principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) maturing on July 21, 2025 (the “Note” and, collectively with the Secured Convertible Note, the “Convertible Notes”), the outstanding principal and accrued interest of which were $3,640,000 as of July 1, 2025, as described in the Current Report on Form 8-K filed with the Commission on January 24, 2025 (the “January Financing”);

WHEREAS, each Holder desires to exchange the existing Convertible Notes for an aggregate of 7,212 shares of the Company’s new Series B Convertible Preferred Stock (“Series B Preferred Stock”), with the Series B Preferred Stock’s rights and preferences being set forth on that certain certificate of designation (the “Certificate of Designation”) of the Company, filed with the State of Delaware on July 2, 2025, in substantially in the form set forth hereto on Exhibit A hereto, of which number of shares of Series B Preferred Stock to be received by Trajan Holdings LLC and Fried LLC are 3,606 and 3,606, respectively (collectively, the “Shares”); and

WHEREAS, in reliance upon the representations made by each of the Holders and the Company in this Agreement, the transactions contemplated by this Agreement are such that the offer and exchange of securities by the Company under this Agreement will be exempt from registration under applicable United States securities laws as a result of this exchange offer being undertaken pursuant to Section 3(a)(9) of the Securities Act (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Holders hereby agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Convertible Notes, and (b) the following terms have the meanings set forth below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the Board of Directors of the Company.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock in accordance with the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, or The New York Stock Exchange, (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and the Certificate of Designation.

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2. Exchange and Waiver. Subject to and upon the terms and conditions set forth in this Agreement, each Holder hereby agrees that each of its applicable Convertible Notes is deemed surrendered and, in exchange therefore, the Company shall issue to such Holder its applicable Shares (the “Exchange”).

(a) Closing. On the Trading Day immediately following the date hereof (the “Closing Date”), the Company will issue and deliver (or cause to be issued and delivered) shares of Series B Preferred Stock to each applicable Holder, or in the name of a custodian or nominee of such Holder, or as otherwise requested by such Holder in writing, and such Holder will be deemed to have surrendered to the Company each of its applicable Convertible Note (the “Closing”).

(b) Section 3(a)(9). Assuming the accuracy of the representations and warranties of the Company and each Holder set forth in Sections 3 and 4 of this Agreement, the parties hereto acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the Exchange qualifies as an exchange of securities under Section 3(a)(9) of the Securities Act and that the holding period of the newly issued shares of Series B Preferred Stock tacks back to the holding period of the Convertible Notes for purposes of Rule 144.

(c) Legal Opinion. At the Closing, the Company shall cause its legal counsel to issue to the Holders a legal opinion of its counsel. Such opinion shall opine on, among other standard corporate opinions, the availability of an exemption from registration under the Securities Act as it relates to the Exchange and that the holding period of the newly issued shares of Series B Preferred Stock tacks back to the holding period of the Convertible Notes for purposes of Rule 144.

(d) Delivery of Series B Preferred Stock. On the Closing Date, the Company shall deliver the applicable Shares to each Holder as directed by each such Holder.

(e) Cancellation of Convertible Notes. Each Holder hereby agrees, to return for cancellation the Convertible Notes upon the receipt of the applicable Shares.

(f) Liquidated Damages. On the Closing Date, the Company shall pay each Holder any unpaid liquidated damages that have accrued pursuant to the January Financing transaction documents, if applicable, via wire transfer in immediately available funds.

3. Representations, Warranties, and Covenants of the Company. The Company, represents, warrants, and covenants to each Holder that:

(a) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws, or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity, or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Schedule 3(a) sets forth each direct or indirect subsidiary of the Company.

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(b) Authorization; Enforcement. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery, and performance by the Company of this Agreement and the other transaction documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or certificate of incorporation, bylaws, or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien (except liens in favor of such Holder) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt, or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization, or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, or other governmental authority or other Person in connection with the execution, delivery, and performance by the Company of the Transaction Documents, other than, if any or if required, as applicable: (i) the filings required by Section 16 of the Exchange Act and(ii) the filing of Form D (if applicable) and Form 8-K with the Commission and such filings as are required to be made under applicable state securities laws, (collectively, the “Required Approvals”).

(e) Issuance of the Preferred Stock; Tacking of Holding Period. The Shares and the Series B Preferred Stock are duly authorized and, when the Shares are issued and paid for in accordance with the applicable Transaction Documents, the Shares will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. Based on representations and warranties of the Holders, the Company hereby acknowledges and agrees that the holding period of the Shares may be tacked back to the holding period of the Convertible Notes pursuant to Rule 144.

(f)   Litigation. There is no action, suit, inquiry, notice of violation, proceeding, or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local, or foreign) (collectively, an “Action”) which adversely affects or challenges the legality, validity, or enforceability of any of the Convertible Notes.

(g) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Company’s public filings with the Commission, the Company has not, in the twelve (12) months preceding the Effective Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(h) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to any Holder as a result of such Holder and the Company fulfilling their obligations or exercising their rights under the Transaction Documents.

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(i) No Integrated Offering. Assuming the accuracy of the Holders’ representations and warranties set forth in Section 6, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Exchange to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(j) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or issued any of the Preferred Shares by any form of general solicitation or general advertising.

(k) Acknowledgment Regarding the Exchange. The Company acknowledges and agrees that the Holders are acting solely in the capacity of an arm’s length party with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Holder is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Holder or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Holders’ agreement to participate in the Exchange. The Company further represents to the Holders that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(l) Non-Shell Representation. The Company hereby represents that it is not, and has never been, an issuer subject to Rule 144(i) under the Securities Act.

(m) SEC Filings; Financial Statements.

(i) The Company has filed all forms, reports and documents required to be filed with the SEC since January 1, 2025, all of which are available to the Holders on the website maintained by the SEC at http://www.sec.gov (the “SEC Website”). All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein collectively as the “Company SEC Reports”. In addition, all documents filed as exhibits to the Company SEC Reports (“Exhibits”) are available on the SEC Website. All documents required to be filed as Exhibits to the Company SEC Reports have been so filed.

As of their respective filing dates, the Company SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a subsequent filing prior to the date of this Agreement, then on the date of such subsequent filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is engaged only in the business described in the Company SEC Reports and the Company SEC Reports contain a complete and accurate description in all material respects of the Company’s and the Subsidiary’s business.

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(ii) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the “Company Financials”) (i) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, (ii) was prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of the Company and the subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are reasonably expected to be subject to normal and recurring year-end adjustments. There has been no material change in the Company’s accounting policies except as described in the notes to the Company Financials. The balance sheet of the Company contained in the Company SEC Report for the quarter ended March 31, 2014, is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any Subsidiary has incurred any obligations or liabilities (absolute, accrued, contingent or otherwise) of any nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, operations, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, except liabilities (i) reflected on, reserved against, or disclosed in the notes to the Company Balance Sheet, or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice.

(iii) The Company has heretofore made available to the Holders complete and correct copies of any amendments or modifications, which have not yet been filed with the Commission but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

(g) Absence of Certain Developments. Except as expressly contemplated by this Agreement, since May 15, 2025 through the Effective Date, (i) the Company has conducted business only in the ordinary course of its business, and (ii) there has not been any Material Adverse Effect.

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Section 4. Representations and Warranties of the Holders. Each Holder represents and warrants to the Company, with respect to itself only, that:

(a) Ownership of the Convertible Notes. Such Holder is the legal and beneficial owner of the existing Convertible Notes. Such Holder paid for the existing Convertible Notes and has continuously held the existing Convertible Notes since its issuance or purchase. Such Holder, individually or through an affiliate, owns the existing Convertible Notes outright and free and clear of any options, contracts, agreements, liens, security interests, or other encumbrances.

(b) No Public Sale or Distribution. Such Holder is acquiring the Preferred Stock in the ordinary course of business for its own account and not with a view toward, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Holder does not agree to hold any of the Preferred Stock for any minimum or other specific term and reserves the right to dispose of the Preferred Stock at any time in accordance with the terms of the Certificate of Designation of the Preferred Stock, dated July 2, 2025. and an exemption from the registration requirements of the Securities Act and applicable state securities laws. Such Holder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute, or transfer any interest or grant participation rights in, the existing Convertible Notes or the Preferred Stock.

(c) Accredited Investor and Affiliate Status. At the time such Holder was offered the Series B Preferred Stock, it was, as of the date hereof, it will be, an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. Such Holder is not, and has not been, for a period of at least three (3) months prior to the date of this Agreement (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) (an “Affiliate”) or (iii) a “beneficial owner” of more than 10% of the common stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

(d) Reliance on Exemptions. Such Holder understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to complete the Exchange.

(e) Information. Such Holder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Exchange which have been requested by such Holder. Such Holder has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Holder or its representatives shall modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained herein.

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(f) Such Holder understands that its investment in Preferred Stock involves a high degree of risk. Such Holder is able to bear the risk of an investment in the Preferred Stock including, without limitation, the risk of total loss of its investment. Such Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Exchange.

(g) No Governmental Review. Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange nor have such authorities passed upon or endorsed the merits, fairness and suitability of the Exchange.

(h) Organization; Authorization. Such Holder is duly organized, validly existing and in good standing under the laws of its state of formation and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement.

(i) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Holder and shall constitute the legal, valid and binding obligations of such Holder enforceable against such Holder in accordance with its terms. The execution, delivery and performance of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby (including, without limitation, the irrevocable surrender of the existing Convertible Notes) will not result in a violation of the organizational documents of such Holder.

(j) Prior Investment Experience. Such Holder acknowledges that it has prior investment experience, including investment in securities of the type being exchanged, including the Convertible Notes and the Series B Preferred Stock, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

(k) Tax Consequences. Such Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for such Holder which will result from entering into the Agreement and from consummation of the Exchange. Such Holder acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding this Agreement and the Exchange.

(l) No Registration, Review or Approval. Such Holder acknowledges, understands and agrees that the Convertible Notes are being exchanged hereunder for the Company’s Series B Preferred Stock pursuant to an exchange offer exemption under Section 3(a)(9) of the Securities Act.

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Section 5. Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction on the Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing such Holder with prior written notice thereof:

(a) No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement.

(b) Representations. The accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Holders contained herein (unless as of a specific date therein).

Section 6. Conditions Precedent to Obligations of the Holders. The obligation of each Holder to consummate the transactions contemplated by this Agreement is subject to the satisfaction on the Closing Date of each of the following conditions, provided that these conditions are for each such Holder’s sole benefit and may be waived by the applicable Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

(b) Representations. The accuracy in all respects (in all material respects, in the case of representations and warranties not already qualified by materiality qualifiers) when made as of the Effective Date and on the Closing Date of the representations and warranties of the Company contained herein (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date).

(c) Performance. All obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed.

Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the state of New York, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Holders each hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Holders each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE HOLDERS EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

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Section 8. Indemnification of Holder. Subject to the provisions of this Section 8, the Company will indemnify and hold each Holder and its directors, officers, managers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Holder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Holder Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Holder Parties in any capacity (including a Holder Party’s status as an investor), or any of them or their respective Affiliates, by the Company or any stockholder of the Company who is not an Affiliate of such Holder Party, arising out of or relating to any of the transactions contemplated by the Transaction Documents. For the avoidance of doubt, the indemnification provided herein is intended to, and shall also cover, direct claims brought by the Company against the Holder Parties; provided, however, that such indemnification shall not cover any loss, claim, damage or liability to the extent it is finally judicially determined to be attributable to any Holder Party’s breach of any of the representations, warranties, covenants or agreements made by such Holder Party in any Transaction Document or any conduct by a Holder Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct. If any action shall be brought against any Holder Party in respect of which indemnity may be sought pursuant to this Agreement, such Holder Party shall promptly notify the Company in writing, and, except with respect to direct claims brought by the Company, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Holder Party. Any Holder Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Holder Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel to the applicable Holder Party (which may be internal counsel), a material conflict on any material issue between the position of the Company and the position of such Holder Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Holder Party under this Agreement for any settlement by a Holder Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed. In addition, if any Holder Party takes actions to collect amounts due under any Transaction Documents or to enforce the provisions of any Transaction Documents, then the Company shall pay the costs incurred by such Holder Party for such collection, enforcement or action, including, but not limited to, attorneys’ fees and disbursements. The indemnification and other payment obligations required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation, defense, collection, enforcement or action, as and when bills are received or are incurred; provided, that if any Holder Party is finally judicially determined not to be entitled to indemnification or payment under this Section 8, such Holder Party shall promptly reimburse the Company for any payments that are advanced under this sentence. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Holder Party against the Company or others and any liabilities the Company may be subject to pursuant to applicable laws.

Section 9. Fees and Expenses. At the Closing, the Company shall pay the legal fees and expenses of each Holder’s advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, in the amount of $25,000.

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Section 10. Legends; Public Information.

(a) Certificates evidencing the Conversion Shares shall not contain any legend: (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (“Liquidity Date”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Holder promptly after the Liquidity Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Holder, respectively. If all or any portion of a Debenture is converted or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Conversion Shares, or if such Conversion Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Conversion Shares shall be issued free of all legends. The Company agrees that following the Liquidity Date or at such time as such legend is no longer required under this Section 10(c), it will, no later than one (1) Trading Day following the delivery by a Holder to the Company or the Transfer Agent of a certificate representing Conversion Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 10. Certificates for Conversion Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company System as directed by such Holder.

(b) In addition to such Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Conversion Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 12(b), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after the Legend Removal Date) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Holder by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Holder that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Conversion Shares that the Company was required to deliver to such Holder by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Holder to the Company of the applicable Conversion Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

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(c) Until the earlier of the time that no Holder owns Series B Preferred Stock, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(d) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144 (i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Holder’s other available remedies, the Company shall pay to a Holder, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such Holder’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Holders to transfer the Conversion Shares pursuant to Rule 144. The payments to which a Holder shall be entitled pursuant to this Section 12(d) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Holder’s right to pursue actual damages for the Public Information Failure, and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

Section 11. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 12. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 13. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 14. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holders, the Company, its affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holders make any representation, warranty, covenant or undertaking with respect to such matters; provided, however, that all representations and warranties contained in the Loan Agreement, shall be incorporated herein. No provision of this Agreement may be amended other than by an instrument in writing signed by each of the Company and the Holders. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

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Section 15. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be set forth on the signature pages hereto or to such other address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Section 16. Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Holder may assign some or all of their rights hereunder without the consent of any of the Company, in which event such assignee shall be deemed to be the Holder hereunder with respect to such assigned rights. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 17. Survival of Representations. The representations and warranties of the Company and the Holder contained in Sections 4 and 5, respectively, will survive the closing of the transactions contemplated by this Agreement.

Section 18. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 19. Securities Laws Disclosure; Publicity. The Company shall by 9:00 a.m. (New York City time) on July 9, 2025, file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto with the Commission. From and after the filing of such Form 8-K, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to any of the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of such Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Holder or any of its Affiliates on the other hand, shall terminate. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Holder, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted under this clause (b).

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Section 20. Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 20, the Company covenants and agrees that neither it, nor any other Person acting on its behalf has provided nor will provide the Holder or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Holder shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Holder shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that the Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

Section 21. Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder under any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any Proceeding for such purpose. Each Holder has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Holders with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Holders. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among the Holders.

Section 22. Most Favored Nations. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until six (6) months after the date hereof, that none of the terms offered to any Holder with respect to the existing Convertible Notes (or any amendment, modification or waiver thereof) relating to existing Convertible Notes , is or will be more favorable to any Holder over any other Holder and this Agreement and the Company shall not enter into any agreements after the date hereof to any Holder unless the same offer is made to all Holders.

Section 23. Transfer Taxes. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Preferred Stock.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

SAFETY SHOT, INC.

By:
Name:
Title:

Address for Notice:

1061 E. Indiantown Rd., Suite 110

Jupiter, FL 33477

Attn: Jarrett Boon, Chief Executive Officer

Email: jboon@drinksafetyshot.com

With a copy to (which shall not constitute notice):

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

Attention: Ross D. Carmel, Esq

Email: rcarmel@srfc.law

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR HOLDER FOLLOWS]

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[HOLDER SIGNATURE PAGES TO SHOT EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Address for Notice to Holder:

Address for Delivery of Securities to Holder (if not same as address for notice):

Series B Preferred Stock:

Convertible Notes:

Liquidated Damages:

[SIGNATURE PAGES CONTINUE]

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